UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported):  SEPTEMBER 30, 2004

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

     Texas                   000-22915                  76-0415919
(State or other             (Commission             (I.R.S. Employer
jurisdiction of             File Number)           Identification No.)
 incorporation)

              14701 St. Mary's Lane
                  Suite 800
                Houston, Texas                             77079
             (Address of principal                      (Zip code)
               executive offices)



       Registrant's telephone number, including area code: (281) 496-1352

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On September 30, 2004, Carrizo Oil & Gas, Inc. (the "Company" or "we") entered into a Second Amended and Restated Credit Agreement with Hibernia National Bank and Union Bank of California, N.A. (the "Credit Facility"), which matures on September 30, 2007. The Credit Facility amends, restates and extends our prior credit facility (such prior facility herein referred to as the "Prior Credit Facility"). The Credit Facility provides for
(1) a revolving line of credit of up to the lesser of the Facility A Borrowing Base and $75.0 million and (2) a term loan facility of up to the lesser of the Facility B Borrowing Base and $25.0 million. It is secured by substantially all of our assets and is guaranteed by our subsidiary.

                  The changes from the Prior Credit Facility include, without limitation, (1) an increase in the facility amount, (2) an extension of the maturity date from January 31, 2006 to September 30, 2007, (3) the addition of Union Bank of California, N.A. as a lender, (4) provisions permitting the incurrence of up to $25 million of second-lien subordinated debt with another lender (the "Secured Subordinated Debt"), (5) the ability to own and operate unrestricted subsidiaries, (6) the addition of a maximum total recourse debt to EBITDA ratio, and (7) the substitution of a required minimum shareholders equity covenant for a prior minimum tangible net worth requirement.

                  The Facility A Borrowing Bases will be determined by the lenders at least semi-annually on each November 1 and May 1. The initial Facility A Borrowing Base is $28.0 million. The initial Facility B Borrowing Base is $0.00 and is subject to determination by the lenders in their sole discretion. We and the lenders may each request one unscheduled borrowing base determination subsequent to each scheduled determination. The Facility A Borrowing Base will at all times equal the Facility A Borrowing Base most recently determined by the lenders, less quarterly borrowing base reductions required subsequent to such determination. The lenders will reset the Facility A Borrowing Base amount at each scheduled and each unscheduled borrowing base determination date.

                  If the outstanding principal balance of the revolving loans under the Credit Facility exceeds the Facility A Borrowing Base at any time (including, without limitation, due to a quarterly borrowing base reduction (as described above)), we have the option within 30 days to take any of the following actions, either individually or in combination: make a lump sum payment curing the deficiency, pledge additional collateral sufficient in the lenders' opinion to increase the Facility A Borrowing Base and cure the deficiency or begin making equal monthly principal payments that will cure the deficiency within the ensuing six-month period. Those payments would be in addition to any payments that may come due as a result of the quarterly borrowing base reductions. Otherwise, any unpaid principal or interest will be due at maturity.

                  For each revolving loan, the interest rate will be, at our option, (1) the Eurodollar Rate, plus an applicable margin equal to 2.375% if the amount borrowed is greater than or equal to 90% of the Facility A Borrowing Base, 2.0% if the amount borrowed is less than 90%, but greater than or equal to 50% of the Facility A Borrowing Base, or 1.625% if the amount borrowed is less than 50% of the Facility A Borrowing Base; or (2) the Base Rate, plus an applicable margin of 0.375% if the amount borrowed is greater than or equal to 90% of the Facility A Borrowing Base. The interest rate on each term loan will be, at our option, (1) the Eurodollar Rate, plus an applicable margin to be determined by the lenders; or (2) the Base Rate, plus an applicable margin to be determined by the lenders. Interest on Eurodollar Loans is payable on either the last day of each Eurodollar option period or monthly, whichever is earlier. Interest on Base Rate Loans is payable monthly.

                  We are subject to certain covenants under the terms of the Credit Facility, including, but not limited to the maintenance of the following financial covenants: (1) a minimum current ratio of 1.0 to 1.0 (including availability under the borrowing base), (2) a minimum quarterly debt services coverage of 1.25 times, (3) a minimum shareholders equity equal to $100.0 million, plus 100% of all subsequent common and preferred equity contributed by shareholders subsequent to June 30, 2004, plus 50% of all positive earning occurring subsequent to June 30, 2004, plus, 180 days after issuance of any Secured Subordinated Debt, an amount equal to the difference, if positive, of
(A) 50% of the net proceeds from the issuance less (B) 100% of all common and preferred equity contributed by shareholders from September 30, 2004 to the date of the issuance of any Secured Subordinated Debt, and (4) a maximum total recourse debt to EBITDA ratio of not more than 3.0 to 1.0. The Credit Facility also places restrictions on additional indebtedness, dividends to stockholders, liens, investments, mergers, acquisitions, asset dispositions, asset pledges and mortgages, change of control, repurchase or redemption for cash of our common stock, speculative commodity transactions and other matters.

Item 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number       Description
--------------       -----------

10.1                 Second Amended and Restated  Credit  Agreement  dated as of
                     September  30, 2004 by and among  Carrizo Oil & Gas,  Inc.,
                     CCBM, Inc., Hibernia National Bank, as Agent, Union Bank of California, N.A., as co-agent and Hibernia National
                     Bank and Union Bank of California, N.A., as lenders

10.2                 Commercial  Guaranty  made and entered into as of September
                     30, 2004 by CCBM, Inc. in favor of Hibernia National Bank, as agent

10.3 Amended and Restated Stock Pledge and Security Agreement dated and effective as of September 30, 2004 by Carrizo
                     Oil & Gas, Inc. in favor of Hibernia National Bank, as agent

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CARRIZO OIL & GAS, INC.




                                      By: /s/ Paul F. Boling
                                          ------------------
                                      Name:  Paul F. Boling
                                      Title: Vice President and
                                             Chief Financial Officer


Date:  October 6, 2004

                                INDEX TO EXHIBITS


Exhibit Number       Description
--------------       -----------

10.1                 Second Amended and Restated  Credit  Agreement  dated as of
                     September  30, 2004 by and among  Carrizo Oil & Gas,  Inc.,
                     CCBM, Inc., Hibernia National Bank, as Agent, Union Bank of California, N.A., as co-agent and Hibernia National
                     Bank and Union Bank of California, N.A., as lenders

10.2                 Commercial  Guaranty  made and entered into as of September
                     30, 2004 by CCBM, Inc. in favor of Hibernia National Bank, as agent

10.3 Amended and Restated Stock Pledge and Security Agreement dated and effective as of September 30, 2004 by Carrizo
                     Oil & Gas, Inc. in favor of Hibernia National Bank, as agent